EXHIBIT 10.2

DISCRETIONARY CREDIT NOTE

$943,666	Minneapolis, Minnesota
January 17, 2003

FOR VALUE RECEIVED, MEDICALCV, INC., a Minnesota corporation (the “Borrower”) promises to pay to the order of PKM PROPERTIES, LLC, a Minnesota limited liability company (the “Lender”) at its office in Minneapolis, Minnesota or at such other place as may be designated from time to time by the holder hereof, in lawful money of the United States of America, the principal sum of Nine Hundred Forty-Three Thousand Six Hundred Sixty-Six Dollars ($943,666) or so much thereof as has been advanced by the Lender to or for the benefit of the Borrower pursuant to that certain Discretionary Credit Agreement, dated as of the date hereof, as amended from time to time, between the Borrower and the Lender (the “Agreement”) and remains unpaid, together with interest on the unpaid principal balance hereof from the date hereof until this Note is fully paid, at an annual rate of interest, calculated on the basis of actual number of days elapsed in a 360 day year, that shall at all times be equal to the Floating Interest Rate, as provided in the Agreement, each change in the interest rate herein to become effective on the day the corresponding change in the Floating Interest Rate becomes effective.

Interest accruing on this Note shall be due and payable on the last day of each month commencing January 31, 2003, and at maturity or earlier prepayment in full.  The principal of this Note and all accrued interest shall be due and payable on or before April 17, 2003.  Payments hereunder shall be applied first to the payment of accrued interest and then to the reduction of principal.  The Borrower may prepay at any time and from time to time, all or any portion of the balance from time to time remaining on this Note, without penalty or premium.

This Note is secured by the Security Agreement referred to in the Agreement and the Subordinated Mortgage, Security Agreement and Fixture Financing Statement, dated January 17, 2003 given by the Borrower in favor of the Lender, and is issued pursuant to and is subject to the Agreement.

The Borrower agrees to pay all costs of collection, including attorneys’ fees, in the event this Note is not paid when due.  This Note is being delivered in, and shall be governed by, the laws of the State of Minnesota.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MEDICALCV, INC.

By:	/s/ Blair P. Mowery
Blair P. Mowery, Its Chief Executive Officer